UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

ALJ Regional Holdings, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Madison Avenue, PMB #358

New York, NY 10016

(Address of Principal Executive Office) (Zip Code)

(212) 883-0083

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of ALJ Regional Holdings, Inc. (the “Company”) held on July 11, 2016, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1:Election of Class I Directors.

	For	Withheld	Broker Non-Vote
Robert Scott Fritz	19,889,571	19,197	568,501
John Scheel	19,860,613	48,155	568,501
Marc Reisch	19,861,742	47,026	568,501

All of the foregoing candidates were elected as the Company’s Class I directors.

Proposal 2:	Approval of Establishment of an Omnibus Equity Incentive Plan to Offer Securities of the Company to its Officers, Employees, Directors or Consultants or those of its Subsidiaries.

For	Against	Abstain	Broker Non-Vote
19,336,801	568,467	3,500	568,501

The establishment of the ALJ Regional Holdings, Inc. 2016 Omnibus Equity Incentive Plan (the “Plan”) offering securities of the Company to its officers, employees, directors or consultants or those of its subsidiaries was approved at the Annual Meeting.  The Plan became effective upon its approval by the Company’s stockholders on July 11, 2016.  The Plan is described in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the Annual Meeting.

Proposal 3:Ratification of Auditor.

For	Against	Abstain	Broker Non-Vote
20,461,486	15,283	500	0

The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

July 13, 2016	By:	/s/ T. Robert Christ
T. Robert Christ
Chief Financial Officer (Principal Financial Officer)